Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation herein by reference of our reports for The Providence Service Corporation dated February 13, 2004, Camelot Care Corporation dated June 14, 2002, except for Note 2 as to which the date is June 16, 2003, and Cypress Management Services, Inc., dated April 16, 2003, included in the Registration Statement (Form S-1, No. 333-113264), and related Prospectus, of The Providence Service Corporation filed March 26, 2004.

/S/    ERNST & YOUNG LLP

Houston, Texas

March 24, 2004